May 2022 Saturn-2 Phase 3 Pivotal Trial Topline Data Presentation and Corporate Update © Tarsus Pharmaceuticals 2022 Exhibit 99.1

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All statements other than statements of historical facts contained in this presentation, including any statements regarding our expectations of the potential market opportunity and patient populations for our product candidates, including TP-03, TP-04, and TP-05 if approved for commercial use, including comparisons between the market for treating blepharitis and the market for treating dry eye disease; the inability to grow the market in a similar way to the dry eye market may occur due to differences in the underlying diseases, different eye care professionals or patient attitudes towards the diseases, symptoms or treatment, regulatory approval, market dynamics, differences in company strategy, marketing or operations and differences in key assumptions which we have not taken into account in our analysis; the ability of our clinical trials to demonstrate acceptable safety and efficacy of our product candidates, and other positive results; the timing, progress and results of clinical trials for our product candidates, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available, and our research and development programs; the timing, scope and likelihood of regulatory filings, NDA submissions and approvals; our ability to obtain marketing approvals of our product candidates and to meet existing or future regulatory standards or comply with post-approval requirements; our expectations regarding the potential advantages of our product candidates over existing therapies; the impact of COVID-19 on our business, clinical development programs and operations; the receipt by Tarsus of payments and achievement and timing of milestones under the terms of the LianBio collaboration, the ability of LianBio to commercialize TP-03 in the Greater China territory; our potential to enter into new collaborations; our expectations with regard to our ability to develop additional product candidates or product candidates for other indications; our ability to identify additional products, product candidates or technologies with significant commercial potential that are consistent with our commercial objectives; our ability to develop, acquire and advance additional product candidates into, and successfully complete, clinical trials; the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs; the commercialization and market acceptance of our product candidates; our marketing and manufacturing capabilities; the pricing of and reimbursement for our product candidates; the implementation of our business model and strategic plans for our business and product candidates; regulatory development in the United States, Europe and other jurisdictions; our ability to effectively manage our anticipated growth; our financial performance and projections relating to our competitors and our industry, including competing therapies are forward-looking statements. 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Today’s Agenda © Tarsus Pharmaceuticals 2022 Welcome and Introductions Bobby Azamian Tarsus – Revolutionizing Treatment for Demodex Blepharitis Bobby Azamian Saturn-2 Phase 3 Topline Data Bobby Azamian and Elizabeth Yeu Patient Journey – Clinical Perspective Paul Karpecki Conclusion Aziz Mottiwala and Bobby Azamian Q&A All

Participants on Today’s Call © Tarsus Pharmaceuticals 2022 Bobak Azamian, MD, PhD President and CEO Tarsus Elizabeth Yeu, MD Chief Medical Advisor Tarsus Aziz Mottiwala, MBA Chief Commercial Officer Tarsus Paul Karpecki, OD, FAAO Kentucky Eye Institute Lexington, KY

© Tarsus Pharmaceuticals 2022 Our Vision is to become a leading eye care pharmaceutical company… …dedicated to addressing important diseases with impactful therapeutics

TP-03 Designed to provide complete resolution of Demodex blepharitis © Tarsus Pharmaceuticals 2022 TP-03 for Demodex Blepharitis Standard of Care Potential Strong and consistent Saturn-2 data Complete collarette cure in 56% of patients Clinically meaningful collarette cure in 89% of patients Mite eradication in 52% of patients Lid erythema (redness) cure in 31% of patients Lid erythema (redness) improvements in 54% of patients Consistent cures and responses demonstrated in two pivotal trials involving > 800 patients Generally safe and well tolerated, similar to Saturn-1 NDA submission expected in 2H 2022

Demodex Blepharitis is a Large and Underserved Market in Eye Care © Tarsus Pharmaceuticals 2022 1. Wilson J Ophthalmology 2015, 435606, 2014; 2. Titan collarette prevalence study; 3.Symphony claims data; 4.Market Scope 2020 Dry Eye Products Report: A Global Market Analysis for 2019 to 2025; 5. AAO/ASCRS Statement on Cataract Surgery, July 2021; 6. Refractive Surgery Council August 2021; 7. White et al, Clin Opthalmology 2019: 13 2285-2292; each figure represents 250,000 patients. 2.2 Million Cataract Patients w/Demodex2,5 ~18 Million Demodex Patients Visiting Eye Doctors 2.3 Million Contact Lens Intolerant Patients with Demodex2,6 > 7 Million proactively seeking an effective treatment 1.5 Million Diagnosed Blepharitis w/Demodex3 1.2 Million Dry Eye Rx Patients w/Demodex2,4,7 ~25 Million Demodex Blepharitis Patients in the U.S.1,2

Demodex Blepharitis is a Pervasive and Damaging Eye Disease Demodex blepharitis (DB) is caused by an infestation of Demodex mites, which leads to collarettes, can carry bacteria and induce inflammation © Tarsus Pharmaceuticals 2022 *Tarsus Atlas Study – Yeu et al. Psychosocial Impact of Demodex Blepharitis. Abstract presented at ARVO 2021, Abstract #3544849 Diagnosed by collarettes, a waxy, cylindrical plaque at the base of the eyelashes, composed of mite waste, and a sure sign of DB DB patients suffer from eyelid margin inflammation, redness and ocular irritation 80%* of DB patients report a negative impact on daily life including itching/burning and blurred vision No approved therapeutics

TP-03 is a Novel Therapeutic Designed to Eradicate Demodex Mites and Treat Demodex Blepharitis First-in-class eye drop drug to selectively eradicate Demodex mites © Tarsus Pharmaceuticals 2022 TP-03 Product profile based on Saturn-1 and Saturn-2 results. 1. The patents and patent applications owned by or licensed to us worldwide include approximately 40 issued patents and approximately 38 pending patent applications. The licensed-in portfolio includes approximately 38 issued patents and approximately 3 pending patent applications; the issued patents and at least some of the pending patent applications include composition of matter claims. *BID means twice per day 1

© Tarsus Pharmaceuticals 2022 Saturn-2 Phase 3 Topline Data Bobak Azamian, MD, PhD Elizabeth Yeu, MD

TP-03 Met All Primary and Secondary Endpoints Again in Saturn-2, with a Complete Resolution of Demodex Blepharitis Efficacy: Met all pre-specified primary and secondary endpoints Primary Endpoint: Complete Collarette Cure p < 0.0001 Secondary Endpoint: Mite Eradication p < 0.0001 Secondary Endpoint: Erythema Cure p < 0.0001 Secondary Endpoint: Erythema/Collarette Composite Cure p < 0.0001 Safety: Generally safe and well tolerated, similar to Saturn-1 Low rates of TP-03 related AE’s, vast majority were mild 91% of patients reported the drop to be neutral to very comfortable © Tarsus Pharmaceuticals 2022

Patient Enrollment and Follow-up Vehicle (n=209) Randomized (n=412 at 21 sites in USA) TP-03 (n=203) Discontinued (n=9) Discontinued (n=9) Completed 6 Weeks Treatment (n=193) Completed 6 Weeks Treatment (n=200) n = 2 unrelated AEs n = 7 other 6 Week Treatment and Follow-up, Twice Daily Drop Without any Touching or Wiping of Lid Margin n = 1 unrelated AE n = 8 other © Tarsus Pharmaceuticals 2022 n = 1 missed visit

Collarette Grading Scale Used in Saturn-2 Non-linear Scale for Counting Collarettes Performed by Each Site Investigator © Tarsus Pharmaceuticals 2022 Grade 1 Grade 0 Grade 2 Grade 3 Grade 4 0-2 collarettes on the lashes Cure of collarettes 3-10 collarettes on the lashes Between 10 collarettes to 1/3 of lashes on lid with collarettes Approximately 50 collarettes/lid Between 1/3-2/3 of lashes on lid with collarettes Approximately 100 collarettes/lid >2/3 of lashes on lid with collarettes Approximately 150 collarettes/lid Photos are images taken of patients in Saturn-1 with the corresponding collarette grade. Average baseline

Mite Density Determination Used in Saturn-2 Trained Mite-counters (CRO) Used for Consistency Across Sites © Tarsus Pharmaceuticals 2022 Step 2 Step 1 Step 3 Step 4 Two or more lashes from each of the upper and lower eyelids, one from each half of each lid, should be twirled with gentle tensioning for at least 10 seconds and removed using fine forceps Lashes with collarettes, if present, should be selected Occasionally, tails of mites can be observed in slit lamp examination Lashes from each lid are placed on a separate glass slide resulting in eight lashes on four slides An artificial tear with an emulsifier (Refresh Optive® Advanced or Refresh Optive Mega 3®) should be applied prior to the placement of the lashes and then a coverslip is placed The sample is allowed to sit for approximately 15 minutes to allow the drop to penetrate the collarettes and let the mites disperse Using a microscope, the number of Demodex observed and the number of lashes epilated are counted for each eye Mite density is determined by dividing the number of Demodex observed by the number of lashes epilated for each eye Mouth Cephalothorax; head Abdomen/body; tail Anatomy of a Mite

Lid Margin Erythema (Redness) Scale Used in Saturn-2 Established and Validated Scale Used in Blepharitis Studies, Performed by Each Investigator © Tarsus Pharmaceuticals 2022 Grade 3 0 (None) 1 (Mild) 2 (Moderate) 3 (Severe)* Average baseline 1.6 Grade 1 Grade 0 Grade 2 Hosseini K, Bourque LB, Hays RD. Development and evaluation of a measure of patient-reported symptoms of blepharitis. Health and Quality of Life Outcomes 2018;16:11 May 2018. Drug Design, Development and Therapy Volume 12:1269-1279 *Image reproduced with permission from Jiang et al. Efficacy of intra-meibomian gland injection of the anti-VEGF agent bevacizumab for the treatment of meibomian gland dysfunction with lid-margin vascularity, Drug Design, Development and Therapy 2018:12 1269-1279, © Dove Medical Press Limited. Grades 0, 1, and 2 images are from patients in Saturn-1.

Saturn-2 Baseline Characteristics Similar to Saturn-1 © Tarsus Pharmaceuticals 2022 TP-03 Vehicle Patients 203 209 Age 64 65 Female % 48 49 Collarette Score 2.9 3.0 Mite Density 3.2 3.4 Erythema Score 1.6 1.6 Grade 3 Collarettes 3 Mites/Lash lash mites erythema collarettes

Primary Endpoint of Complete Collarette Cure Achieved Regulatory Endpoint of Complete Collarette Cure Observed by Week 2 1. The primary efficacy endpoint was the proportion of patients achieving collarette cure (0-2 collarettes on the eyelid) as compared to the vehicle control, at day 43. © Tarsus Pharmaceuticals 2022 Collarette Cure (0-2 collarettes)1 Primary Endpoint Day 43 (N=196,206) (N=192,201) (N=195,200) (N=193,200) Average Baseline (Grade 3) Grade 0

Clinically Meaningful Collarette Cure Achieved © Tarsus Pharmaceuticals 2022 Grade 0 or 1 Collarettes (N=196,206) (N=192,201) (N=195,200) (N=193,200) Clinically Meaningful Collarette Cure Observed by Week 2 Over 90% Avg. Reduction in Collarettes (Over 100 to 10 or Less per Lid) Average Baseline (Grade 3) Grade 0 Grade 1

Secondary Endpoint of Mite Eradication Achieved © Tarsus Pharmaceuticals 2022 Mite Eradication (0 mites) (N=192,199) (N=195,200) (N=193,199) Secondary Endpoint Day 43 Complete Mite Eradication Observed by Week 2 Over 50% of Patients Experienced Complete Eradication at Week 6 (Secondary Endpoint) Average Baseline (3 Mites/lash) 0 Mites/lash

Secondary Endpoint of Erythema Cure Achieved © Tarsus Pharmaceuticals 2022 Erythema Cure Erythema Cure (Analysis Eye) Secondary Endpoint Day 43 (N=196,206) (N=192,201) (N=195,200) (N=193,200) *p<0.0001 Elevated to Secondary Endpoint in Saturn-2 Complete Erythema Cure Observed by Week 3 Ora Calibra® Scale Grade 0 Average baseline 1.5 Grade 1 Grade 2 Average baseline 1.6

Secondary Endpoint of Complete Composite Cure Achieved © Tarsus Pharmaceuticals 2022 Composite Cure (Collarette Cure + Erythema Cure) Erythema + Collarette Cure (Analysis Eye) Secondary Endpoint Day 43 (N=196,206) (N=192,201) (N=195,200) (N=193,200) Complete Composite Cure Observed by Week 2 *p<0.0001

Collarette, Mite & Erythema Improvement Responder Rates © Tarsus Pharmaceuticals 2022 ≥1 Grade Erythema Improvement *p = 0.0001 (N=193,200) TP-03 Vehicle Patients Achieving ≤ 0.5 Mites/Lash (N=193,199) ≥1 Grade Collarette Improvement *p < 0.0001 (N=193,200) *p < 0.0001 96% Responder Rate 87% Responder Rate 54% Responder Rate

Adverse Event Summary Overall Low Rates of Ocular AEs All AEs Were Mild or Moderate © Tarsus Pharmaceuticals 2022 Treatment related ocular AE rates ≥ 1% TP-03 (n=212) Vehicle (n=209) TP-03 (n=203) Vehicle (n=209) Instillation site pain/burning/stinging 16 (7.9%) 14 (6.7%) Visual acuity reduced 1 (0.5%) 3 (1.4%) Dry eye 3 (1.5%) 1 (0.5%) AE Severity Two moderate All others mild One moderate All others mild

Drop Comfort Summary Over 90% Reported the Drop to be Neutral to Very Comfortable © Tarsus Pharmaceuticals 2022 S2 Drop Comfort, All Visits 91% 9%

Significant Clinical Impact Seen After Treatment Consistent Collarette Cure and Erythema Cure Rates Observed © Tarsus Pharmaceuticals 2022 Photos are images taken of patients in Saturn-2. Images demonstrate results which we believe are representative of favorable treatment with TP-03 for patients participating in the Saturn-2 trial. Other patients may experience different or less favorable results. Erythema Cure Post Treatment (Day 43) Erythema Grade 0 Collarette Cure Baseline (Day 0) Collarette Grade 4 Post Treatment (Day 43) Collarette Grade 0 Post Treatment (Day 43) Collarette Grade 0 Baseline (Day 0) Collarette Grade 4 Baseline (Day 0) Erythema Grade 1

56% of patients met primary endpoint of complete collarette cure Very high responder rate to TP-03 96% of patients improved at least one collarette grade, 89% achieved a clinically meaningful cure Strong consistency across all endpoints compared with Saturn-1 All primary and secondary endpoints met with high statistical significance Clinically and statistically significant effects seen within 2 weeks TP-03 was generally safe and well tolerated, similar to Saturn-1 Saturn-2 Results Position TP-03 for Potential FDA Approval and Ultimate Commercial Success © Tarsus Pharmaceuticals 2022 Saturn-2 Conclusions

Two Successful Pivotal Trials with Consistency Across Endpoints © Tarsus Pharmaceuticals 2022 Saturn-1 (Pivotal Phase 2b/3) Saturn-2 (Pivotal Phase 3) Combined Pivotal Data Primary Endpoint: Complete Collarette Cure 44% vs. 7% (p<0.0001) 56% vs. 13% (p<0.0001) 50% vs. 10% Clinically Meaningful Collarette Cure (Grade 0 or 1) 81% vs. 23% (p<0.0001) 89% vs. 33% (p<0.0001) 85% vs 28% Mite Eradication 68% vs. 18% (p<0.0001) 52% vs 14% (p<0.0001) 60% vs 16% Lid Erythema Cure 19% vs. 7% (p<0.0001) 31% vs. 9% (p<0.0001) 25% vs 8% Safety Generally safe and well tolerated Generally safe and well tolerated Generally safe and well tolerated N=421 N=412 Anticipated NDA submission of TP-03 for Demodex blepharitis in H2 2022 N=833 Consistency and High Statistical Significance Expected to Result in Definitive Standard of Care Therapy for Demodex Blepharitis N=421 N=412 N=833

Combined TP-03 Data Offers A Very Compelling Clinical Value Proposition

Complete Cure Rates: 50% or more of patients experienced a cure on key endpoints

	Saturn-1 (Pivotal Phase 2b/3) N=421	Saturn-2 (Pivotal Phase 3) N=412	Combined Data N=833
Primary Endpoint: Complete Collarette Cure	**44%** vs 7% ($p<0.0001$)	**56%** vs 13% ($p<0.0001$)	**50%** vs 10%
Mite Eradication	**68%** vs 18% ($p<0.0001$)	**52%** vs 14% ($p<0.0001$)	**60%** vs 16%
Lid Erythema Cure	**19%** vs 7% ($p<0.0001$)	**31%** vs 9% ($p<0.0001$)	**25%** vs 8%

Clinically Meaningful Response Rates: Approximately 90% of patients[1] experienced a clinically meaningful benefit

	Saturn-1 (Pivotal Phase 2b/3)	Saturn-2 (Pivotal Phase 3)	Combined Data
≤ 10 Collarettes (Grade 0 or 1)	**81%** vs 23% ($p<0.0001$)	**89%** vs 33% ($p<0.0001$)	**85%** vs 28%
≥ 1 Collarette Grade Improvement	**93%** vs 50% ($p<0.0001$)	**96%** vs 65% ($p<0.0001$)	**94%** vs 57%
≤ 0.5 Mites/Lash	**95%** vs 36% ($p<0.0001$)	**87%** vs 35% ($p<0.0001$)	**91%** vs 35%
≥ 1 Erythema Grade Improvement	**45%** vs 28% ($p=0.0002$)	**54%** vs 36% ($p<0.0001$)	**49%** vs 32%

1. With respect to collarettes, collarette grade improvement, and mites per lash metrics in table

28 | © Tarsus Pharmaceuticals 2022

Paul Karpecki OD © Tarsus Pharmaceuticals 2022 Clinical Perspective

Clinical Case Study of a Patient Significantly Impacted by Demodex Blepharitis Initial presentation of 66-year-old male patient diagnosed via slit lamp exam Patient has been “dealing with this” for at least 3 years Visited multiple doctors, multiple times before visiting my clinic Primary complaints of dryness, itching, redness and irritation Secondary complaint of eye watering in the mornings and when he goes outside Currently using gels and artificial tears Exam Notes: Loss of lashes, thin lashes, scalloped eyelid margins, and meibomian gland loss Significant redness/erythema and damage to external tissue Some vision loss © Tarsus Pharmaceuticals 2022 Patient images from 2016

Lack of Effective Treatments Lead to Significant Patient Burden and Worsening of Disease Six years later all management options have been exhausted with poor results Patient is now age 72 and has lid and lash damage from Demodex blepharitis Patient underwent the following additional treatments: Lid scrubs, Tea Tree oil scrubs, high concentration in office tea tree oil and hypochlorous acid Microblepharoexfoliation (2 times) Steroid ointment, Combination steroid/antibiotic drops (3 types) Oral Azithromycin and tetracycline © Tarsus Pharmaceuticals 2022 Patient images from April 2022

Aziz Mottiwala, MBA Bobak Azamian, MD, PhD © Tarsus Pharmaceuticals 2022 What’s Ahead

Demodex Blepharitis Market is Primed for Activation

~25 Million Patients total addressable market in U.S.[1,2]
>7M Patients/year visiting ECPs seeking an effective treatment

- **Increasing market awareness & ECP focus on Demodex blepharitis**
  - 87% of ECPs surveyed indicate they explicitly look for Demodex as part of blepharitis diagnosis[3]
  - Clear market segments for early use: Blepharitis, Dry Eye, Cataracts and Contact Lens intolerance
  - >7M Patients/year visiting ECPs seeking treatment account for +$1Bn Market opportunity
- **Compelling disease visuals allow for simple diagnosis and patient education**
  - Collarettes can be seen during a standard eye exam by every Ophthalmologist and Optometrist
  - Patients are motivated by visuals of collarettes, mites and redness
- **Positive initial feedback from payers may enable clear reimbursement pathway**
  - Receptivity to targeted MOA
  - High cure and responder rates provide good value to payers
  - Lack of existing treatment alternatives


Clear early market segments
Simple and confident diagnosis
Clear reimbursement pathway

1. Wilson J Ophthalmology 2015, 435606, 2014; 2. Titan collarette prevalence study; 3. Source: US HCP Quant Research (n=100 OPT and n= 100 OPH) Q4 2020/Q1 2021

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Tarsus Commercial Leadership Team Combines Eye Care and Product Launch Expertise Neera Clase, Vice President, Market Access Former VP, Market Access, Acadia Pharmaceuticals Established market access team and strategy at Relypsa 20+ years of reimbursement experience spanning multiple product launches © Tarsus Pharmaceuticals 2022 Scott Youmans, Vice President, Sales Former Director of Sales, Allergan Eye Care Former marketing lead for Allergan’s Dry Eye Franchise 20+ years of sales and marketing experience, with over 14 years in Eye Care Arthur Chan, Ph.D., Vice President, Medical Affairs Former Head of Medical Affairs, Dry Eye at Novartis Previously led all Field Medical Efforts for Alcon 18+ years of experience in Ophthalmic Medical Affairs Matt Rossen, Vice President, Marketing Former VP, Marketing at QED Therapeutics Former marketing head for Jazz Sleep and Hematology products 20+ years of marketing leadership with multiple product launches Aziz Mottiwala, MBA, Chief Commercial Officer Former CCO Opiant, and Head of Commercial at Avanir Former VP Marketing, Allergan Eye Care (Restasis®, Lumigan®) 20+ years of Commercial experience, with 10+ years in eye care

2022 Key Catalysts Position Tarsus for Growth

Advance TP-03 for Approval

- Enrollment Complete ✓
- Positive Phase 3 Topline Data ✓
- NDA Submission

2022 — **1H** | **2H**

Advance Pipeline to Clinical POC

- **TP-03 MGD** Initiate Ersa Ph2a
- **TP-05 Lyme** Initiate Ph2a
- **TP-04 Rosacea** Initiate Galatea Ph2a
- **TP-05 Lyme** Callisto Ph1b Topline

Ongoing activities expected to drive value

Establish Commercial Awareness and Infrastructure
to build momentum for commercial launch of TP-03

Expanding & Strengthening World-Class Team
focused on delivering impactful therapeutics

Strong Balance Sheet
$175M[1] plus China out-license and credit facility provides runway into at least H2 2024[2]

1. As of 3/31/22 (unaudited and has not been reviewed by our independent registered public accounting firm). 2. Assumes $30 million from China out-license milestones during 2022, and availability of additional $25 million to be drawn on credit facility upon NDA submission of TP-03, $35 million upon FDA approval of TP-03, and $20 million of currently available draws.

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US Market: ~25M total addressable patients Effective and Safe: Over 50% cures, and ~90% clinically meaningful outcomes Reimbursement: Expected favorable outlook on pricing and coverage If NDA Approved: Potential to become the definitive standard of care for Demodex blepharitis © Tarsus Pharmaceuticals 2022 Revolutionizing Treatments for Eye Diseases, Starting with TP-03 1. With respect to collarettes, collarette grade improvement, and mites per lash metrics in lower table on slide 28 1

© Tarsus Pharmaceuticals 2022